UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 23, 2013
 Date of Report (Date of earliest event reported)
TRINITY CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

New Mexico	85-0242376
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1200 Trinity Drive Los Alamos, New Mexico	87544
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (505) 662-5171

 Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 –	Matters Related to Accountants and Financial Statements
Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On April 23, 2013, the Audit Committee of Trinity Capital Corporation (the "Company"), in consultation with management of the Company and Los Alamos National Bank (the "Bank"), determined that the audited consolidated financial statements for the year ended December 31, 2010, included in the Company's Annual Report on Form 10-K filed March 10, 2011 and the subsequent quarterly reports filed in 2011, should not be relied upon as a correct statement of the Company's financial condition as of December 31, 2010.
The Company previously filed a Form 8-K on November 13, 2012 reporting that the Audit Committee determined that the audited consolidated financial statements for the year ended December 31, 2011, included in the Company's Annual Report on Form 10-K filed March 15, 2012, should not be relied upon as a correct statement of the Company's financial condition as of December 31, 2011.
As a result of the Form 8-k filed on November 13, 2012 and today's Form 8-K, the 2010 Form 10-K along with subsequently filed interim 2011 and 2012 Form 10-Qs and annual 2011 Form 10-K should not be relied upon.
The Company also filed a Form 12b-25 Notification of Late Filing on March 19, 2013 stating that it anticipates that restatements of its financial statements for the year ended December 31, 2011, and the quarters ended March 31, 2012 and June 30, 2012, will be necessary as a result of weaknesses in internal controls and the impact to the Company's financial results.
While the evaluation is ongoing and final conclusions have not been reached, the Company expects that the cumulative impact of these matters will result in higher classified and non-performing loans, along with an increase in loans classified as troubled debt restructurings. The impact of these items is expected to, on a cumulative basis, increase the allowance and provision for loan losses. To the extent the additional provision for loan losses results in a cumulative loss position, the Company may require an evaluation of the need to record a partial or full valuation allowance on the Company's deferred tax asset. The impact of the aforementioned matters will have a negative impact on the Company's regulatory capital ratios.
The Company is in the process of compiling the financial information for the restatements, and as such has not been able to complete its financial statements for the quarter ended September 30, 2012 or the year ended December 31, 2012.  The amended reports, as well as the Form 10-Q for September 30, 2012, Form 10-K for December 31, 2012, and Form 10-Q for March 31, 2013 will be filed as soon as practicable.

Management anticipates that weaknesses in the controls that are causing these amendments also will require a restatement of the Company's annual report on Form 10-K for the year ending December 31, 2010.  Determination of the need to potentially restate interim Form 10-Q filings for 2010 remains ongoing.
For the quarter ending June 30, 2012, the Company concluded that it had a material weakness in its internal controls over financial reporting. Specifically, the Company identified certain loans that were downgraded, and required additional allowance for loan losses allocated to those loans.  Upon further analysis, the Company determined that controls were not operating effectively with respect to identification and impairment of certain loans.  Management has reevaluated its prior conclusions regarding the effectiveness of the Company's disclosure controls and procedures and internal control over financial reporting for the periods ended December 31, 2010.  Based on this evaluation, management has concluded that the material weakness existed at December 31, 2010 and December 31, 2011 and therefore the Company's disclosure controls and procedures and internal controls over financial reporting were not effective as of the end of those years and the subsequent fiscal quarters.
The Company's management is in discussions with both Moss Adams LLP, the Company's independent registered public accounting firm for the years ending December 31, 2010 and December 31, 2011, and with Crowe Horwath LLP, the Company's current independent registered public accounting firm for the year ended December 31, 2012 and the current quarter, for the matters previously discussed. Although the Company believes that the required restated annual and quarterly reports will be completed within the next few months, it cannot provide an exact date when its restated financial statements will be available.

Item 7.01.	Regulation FD Disclosure

On April 26, 2013, the Company sent a letter to its shareholders discussing recent events at the Company, including the determinations that the financial statements for the years ending December 31, 2010 and December 31, 2011 required restatements.  The letter to the shareholders is attached hereto as Exhibit 99.1 and is furnished with this Form 8-K
Certain statements contained in the attached letter to shareholders that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act.  These forward-looking statements are covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  These statements, which are based on certain assumptions and estimates, describe the Company's expectations and can generally be identified by the use of the words "may," "will," "should," "could," "estimate," "expect," and similar expressions., These forward-looking statements may include statements relating to the Company's anticipated financial performance, financial condition and credit quality, as well as any other statements that are not historical facts.

Item 9.01.	Financial Statements, Pro Forma Financial Information and Exhibits
	(d)	Exhibits.
		99.1	Letter to Shareholders dated April 26, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRINITY CAPITAL CORPORATION

Date: April 26, 2013	By:	/s/ Steve W. Wells
STEVE W. WELLS
PRINCIPAL EXECUTIVE OFFICER